SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      March 16, 2006
COMPASS BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN
(Exact name of Registrant as specified in its charter)

Delaware	1-31272	63-0593897

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 South 20th Street, Birmingham, Alabama	35233

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:            (205) 297-3000
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
     On March 16, 2006, the Audit Committee of the Board of Directors of Compass Bancshares, Inc. (the “Audit Committee”) dismissed its independent registered accountants, PricewaterhouseCoopers LLP (“PwC”) for the audit of Compass Bancshares, Inc. Employee Stock Ownership Plan (the “Plan”).
     The reports of PwC on the consolidated financial statements of the Plan at December 31, 2004 and December 31, 2003 and for the years then ended, did not contain any adverse opinion or any disclaimer of opinion, nor were such reports of PwC qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the years ended December 31, 2004 and 2003 and through March 16, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused it to make reference thereto in its reports on the financial statements for such years. In addition, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Plan during the fiscal years ended December 31, 2004 and 2003 and the subsequent period through March 16, 2006.
     The Plan provided PwC with a copy of the foregoing disclosure. The Plan has requested a letter from PwC stating its agreement with these statements. This letter is attached as Exhibit 16.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:
16	Letter dated March 24, 2006, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding change in certifying accountant.
Exhibit Index

Exhibit No.	Description of Document

16	Letter dated March 24, 2006 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding the change in certifying accountant

     SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: March 24, 2006

COMPASS BANCSHARES, INC.

By:	/s/ Jerry W. Powell

Jerry W. Powell
Secretary and General Counsel